                                   Exhibit 15

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

We are aware that our report dated April 12, 1995 on our review of the interim financial information of The Dexter Corporation as of March 31, 1995 and 1994, and for the three-month periods then ended, and included in this Form 10-Q is incorporated by reference in the company's registration statements on Form S-8, Registration Nos. 2-63959, 33-27597, 33-53307, and 33-53309. Pursuant to Rule
436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                    /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Springfield, Massachusetts
May 4, 1995